UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

April 28, 2005

FORGENT NETWORKS, INC.

(Exact name of registrant as specified in charter)

Delaware	0-20008	74-2415696
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

108 Wild Basin Road

Austin, Texas 78746

(Address of principal executive offices and zip code)

(512) 437-2700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

In 2003, the Registrant entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) by and among the Registrant, Forgent Networks Canada, Inc., a Yukon company and an affiliate of the Registrant, Network Simplicity Software, Inc., a Delaware corporation, James Dean (“Dean”) and Extreme Ease Software, Inc., a British Columbia company formerly known as Network Simplicity Software, Inc. (“EES”). Pursuant to the Asset Purchase Agreement, the Registrant and its affiliates purchased the NetSimplicity software product line and other intellectual property assets from Dean and EES.

On April 28, 2005, the Registrant entered into a Settlement Agreement (attached to this Report as Exhibit 10.29) with the other parties to the Asset Purchase Agreement. Pursuant to the Settlement Agreement, Dean and EES agreed to deliver certain software code related to the assets acquired and the parties mutually ageed to the termination the Asset Purchase Agreement, thereby terminating the Registrant’s remaining payment obligations of approximately $750,000. The parties also agreed to a mutual release of all claims against each other including any claims related to the Asset Purchase Agreement.

Item 1.02 Termination of Material Agreement

The information contained in Item 1.01 of this Report is hereby incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01(c) Exhibits

10.29*	Settlement Agreement, dated April 28, 2005, by and among the Forgent Networks, Inc., Forgent Networks Canada, Inc., Network Simplicity Software, Inc., Extreme Ease Software, Inc., and James Dean.

*	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORGENT NETWORKS, INC.

Date: May 4, 2005	By:	/s/ Jay C. Peterson
Jay C. Peterson
Chief Financial Officer

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